EXHIBIT 99(c)

                                HECHINGER COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                  SEPT. 27, 1997   FEB. 1, 1997    FEB. 3, 1996   JAN. 28, 1995
                                                                    (34 WEEKS)      (52 WEEKS)      (53 WEEKS)       (52 WEEKS)
                                                                  -------------------------------------------------------------
REVENUES
Net sales                                                          $1,360,891      $2,199,067      $2,252,780       $2,449,554
Other (principally interest)                                            3,030           2,757           2,869            4,405
                                                                  -------------------------------------------------------------
Total Revenues                                                      1,363,921       2,201,824       2,255,649        2,453,959

COSTS AND EXPENSES
Cost of sales                                                       1,127,258       1,743,859       1,796,848        1,908,874
Selling, general and administrative expenses                          275,780         442,847         452,796          468,898
Interest expense                                                       32,749          40,194          31,341           29,793
Store closing and restructuring charges                                74,489               -          25,000           61,850
Impairment of long-lived assets                                        29,284               -          30,300                -
Merger related expenses                                                29,105               -               -                -
                                                                  -------------------------------------------------------------
Total Costs and Expenses                                            1,568,665       2,226,900       2,336,285        2,469,415
                                                                  -------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                             (204,744)        (25,076)        (80,636)         (15,456)
INCOME TAX EXPENSE/(BENEFIT)                                            1,267               -          (3,000)          (5,545)
                                                                  -------------------------------------------------------------
NET LOSS                                                            ($206,011)       ($25,076)       ($77,636)         ($9,911)
                                                                  =============================================================


See notes to consolidated financial statements.